Microsoft Word 11.0.5604;UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 31, 2005


                           SAFETEK INTERNATIONAL, INC.
                           ---------------------------
             (Exact name of Registrant as specified in its charter)


           Delaware                       33-22175             75-2226896
           ---------                      --------             ----------
(State or other jurisdiction of   (Commission File Number)    (IRS Employer
         incorporation)                                     Identification No.)


                               21 Ahavat Zion St.
                             Tel Aviv, Israel 62153
                    (Address of principal executive offices)

                                 +972-3-5463251
              (Registrant's telephone number, including area code)


                                    ---------
          (Former name or former address, if changed since last report)

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On May 31, 2005, Oriens Life Sciences (Israel), Ltd. (the "Subsidiary"), a wholly owned subsidiary of Safetek International, Inc. (the "Registrant") entered into an Employment Agreement (the "Employment Agreement") with Shay Goldstein ("Dr. Goldstein"), who is a director and officer of both the Subsidiary and the Registrant. Pursuant to such Employment Agreement, Dr. Goldstein shall serve as the Chief Executive Officer of the Subsidiary, commencing as of May 1, 2005 and continuing until terminated by either party thereto. As compensation for his services, Dr. Goldstein shall receive a monthly salary, which shall be equal to $6,000 per month for the first three months, $7,500 per month during the fourth through sixth months, and $8,500 per month thereafter. Dr. Goldstein will also receive various insurance and retirement benefits. In addition, Dr. Goldstein will receive a bonus of $8,500 if investments made in the Subsidiary and the Company exceed $4,000,000 in the aggregate. The Employment Agreement requires Dr. Goldstein to maintain in strict confidence any confidential information of the Subsidiary and the Registrant and prohibits Dr. Goldstein from competing with the Subsidiary and soliciting its employees during his employment and for a period of one year thereafter. Dr. Goldstein's employment may be terminated by the Company at any time for cause, without notice. Dr. Goldstein's employment may be terminated either by the Company or Dr. Goldstein for any reason, upon 30 days' prior notice during the first year of the employment and 90 days' prior written notice thereafter.

On June 7, 2005, the Subsidiary entered into a Consulting Agreement (the "Consulting Agreement") with Tamar Tzaban-Nahumov ("Tamar"), who is a director of the Registrant. Pursuant to the Consulting Agreement, Tamar shall be engaged by the Subsidiary as a consultant to provide the Subsidiary with advisory services, concerning such financial matters as shall be reasonably requested by the Subsidiary from time to time. The term of such engagement commenced as of May 15, 2005, and will continue until terminated by either party, for any reason whatsoever, upon 30 days' prior written notice. As compensation for her services, Tamar will be paid a monthly fee equal to (a) $3,500 for every month in which Tamar performs services for the Subsidiary for at least 20 weekly working hours, but no more than 25 weekly working hours; or (b) $5,000 for every month in which Tamar performs services for the Subsidiary for at least 25 weekly working hours. The Consulting Agreement requires Tamar to maintain in strict confidence any confidential information of the Subsidiary and the Registrant and prohibits Tamar from competing with the Subsidiary and soliciting its employees during her engagement as a consultant and for a period of one year thereafter.

On June 7, 2005, the Registrant entered into a separate Indemnity Agreement (the "Indemnity Agreements") with each of Shay Goldstein, who is a director and officer of the Registrant and the Subsidiary, Tamar Tzaban-Nahumov, who is a director of the Registrant, and Jean Pierre Elisha Martinez, who is a director of the Registrant and the Subsidiary. The substantive terms of each Indemnity

Agreement are identical. Pursuant to such Indemnity Agreements, the Registrant shall indemnify the indemnitee for all liabilities and damages that may be incurred by the indemnitee in connection with his or her position as a director or officer of the Registrant and/or the Subsidiary, as the case may be. Such indemnity will be effective unless proved that such liabilities arose as a result of the indemnitee's breach of his or her fiduciary duties, and such breach involved intentional misconduct, fraud, or a knowing violation of law.

For all the terms of the Employment Agreement, Consulting Agreement, and Indemnity Agreements, reference is hereby made to such agreements annexed hereto, respectively, as Exhibit 10.3, 10.4, 10.5, 10.6, and 10.7. All statements made herein concerning such agreements are qualified by references to said exhibits.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

      (a)   Financial Information. Not applicable

      (b)   Pro forma financial information. Not applicable

      (c)   Exhibits. The following exhibit is included with this report:

      Exhibit 10.3 Employment Agreement, dated May 31, 2005, between Shay Goldstein and Oriens Life Sciences (Israel), Ltd.

      Exhibit 10.4 Consulting Agreement, dated June 7, 2005, between Tamar Tzaban Nahumov and Oriens Life Sciences (Israel), Ltd.

      Exhibit 10.5 Indemnity Agreement, dated June 7, 2005 between Shay Goldstein and Safetek International, Inc.

      Exhibit 10.6 Indemnity Agreement, dated June 7, 2005 between Tamar Tzaban-Nahumov and Safetek International, Inc.

      Exhibit 10.7 Indemnity Agreement, dated June 7, 2005 between Jean Pierre Elisha Martinez and Safetek International, Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SAFETEK INTERNATIONAL, INC.
                                    (Registrant)

                                    By:    /s/ Shay Goldstein
                                           ----------------------------------
                                    Name:  Shay Goldsten,
                                    Title: Chairman, Chief Executive Officer,
Secretary, and Director



Date:  June 9, 2005